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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 11, 2003

                                  VisiJet, Inc.
             (Exact name of the Company as specified in its charter)

         Delaware                    0--256111                  33-0838660
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)

                          188 Technology Drive, Suite D
                            Irvine, California 92618
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-453-9652

                          Ponte Nossa Acquisition Corp.
                              18271 McDurmott West
                                    Suite A-1
                            Irvine, California 92614
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of the Company

         As a result of the merger transaction described in Item 2 below, the former shareholders of VisiJet, Inc., a California corporation ("Old VisiJet"), received 12,128,491 shares of Common Stock of the Company (previously known as Ponte Nossa Acquisition Corp.), representing 68.5% of the outstanding shares after giving effect to the merger and certain financing transactions consummated in connection with the merger. As part of the same transaction, as provided in the Second Amended and Restated Agreement and Plan of Merger, immediately upon completion of the merger the Board of Directors of the Company resigned, and Dr. Richard Keates, Adam Krupp and Norman Schwartz were appointed to the Board of Directors.

Item 2.  Acquisition or Disposition of Assets.

         On February 11, 2003, the Company, through a merger with an acquisition subsidiary, acquired VisiJet, Inc., a California corporation ("Old VisiJet") engaged in the design of ophthalmic instruments. Under the terms of the Agreement and Plan of Merger, the Company issued 12,128,491 shares of Common Stock to the shareholders of Old VisiJet, so that immediately after the merger the former shareholders of Old VisiJet hold 68.5% of the outstanding shares of the combined entity. Each shareholder of Old VisiJet received one share of Common Stock of the Company for each share of Common Stock of Old VisiJet held by him. As part of the transaction, an aggregate of 7,957,000 shares of Common Stock of the Company held by Financial Entrepreneurs Incorporated were cancelled.

         Immediately prior to the Merger, Old VisiJet issued (i) 3,528,481 shares of its Common Stock, and (ii) five year Warrants to purchase an additional 4,528,481 shares of Common Stock, at an exercise price of $1.00 per share, increasing by $.50 per share per year, to certain new investors for cash and cancellation of debt totaling $1,125,000, Also, immediately prior to the Merger, Old VisiJet issued Warrants to purchase 1,725,191 shares of its Common Stock to its existing shareholders, and all outstanding shares of Old VisiJet Preferred Stock were automatically converted shares of Common Stock. Prior to the transaction, there were no material relationships between the Company or its affiliates and Old VisiJet or its affiliates, except for advances made to facilitate the Merger.

         In connection with the transaction, certain shareholders of the Company executed "lock-up" agreements, which regulate their ability to sell shares of the Common Stock of the Company held by them.

         Immediately following the merger, Old VisiJet was merged into the Company, and the Company's Certificate of Incorporation was amended to change the corporate name to "VisiJet, Inc." The Company plans to continue the business of Old VisiJet.

Item 7.  Financial Statements and Exhibits

         Audited financial statements of Old VisiJet will be filed within sixty days of the date the initial Report on Form 8-K is required to be filed.

         The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

2.1* Second Amended and Restated Agreement and Plan of Merger, dated December 20, 2002, among Ponte Nossa Acquisition Corp., VisiJet, Inc., and VisiJet Acquisition Corporation

2.2 Amendment, dated January 15, 2003, to Second Amended and Restated Agreement and Plan of Merger, among Ponte Nossa Acquisition Corp., VisiJet, Inc., and VisiJet Acquisition Corporation

* Incorporated by reference from Current Report on Form 8-K, dated December 20, 2002

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               VisiJet, Inc., a Delaware
                                                     corporation

                                               By: /s/ Laurence Schreiber
                                                   -----------------------------
                                                   Laurence Schreiber, Secretary

Date:  February 14, 2003